EXHIBIT 11--STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                      Three Months Ended             Six Months Ended
                                         September 30,                 September 30,
                                    ------------------------      -------------------------
                                      1995          1994             1995          1994
                                    -----------  -----------     -----------    -----------
PRIMARY:
   Average shares outstanding        10,719,608   10,087,535      10,715,716      8,739,983
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using average market price         430,835       99,841         417,701      1,335,747
                                    -----------  -----------     -----------    -----------
TOTAL                                11,150,443   10,187,376      11,133,417     10,075,730
                                    ===========  ===========     ===========    ===========

Net income                          $   302,000  $   220,000     $   809,000    $   717,000
                                    ===========  ===========     ===========    ===========

Per share amount                    $       .03  $       .02     $       .07    $       .07
                                    ===========  ===========     ===========    ===========

FULLY DILUTED:
   Average shares outstanding        10,719,608   10,087,535      10,715,716      8,739,983
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using the higher of ending
     or average market price            469,422      192,560         472,881      1,540,112
                                    -----------  -----------     -----------    -----------
TOTAL                                11,189,030   10,280,095      11,188,597     10,280,095
                                    ===========  ===========     ===========    ===========

Net income                          $   302,000  $   220,000     $   809,000    $   717,000
                                    ===========  ===========     ===========    ===========

Per share amount                    $       .03  $       .02     $       .07    $       .07
                                    ===========  ===========     ===========    ===========


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